Exhibit 3.1

ROSS MILLER
Secretary of State                                        Document Number
206 North Carson Street                                   20120255089-14
Carson City, Nevada 89701-4298                            Filing Date and Time
(775) 684-5708                                            04/11/2012 4:40 PM
Website: www.nvsos.gov                                    Entity Number
                                                          E0205172012-4

                                                          Filed in the office of
    ARTICLES OF INCORPORATION                             /s/ Ross Miller
      (PURSUANT TO NRS 78)                                Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY
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
1. Name of
   Corporation:               INTERUPS INC

2. Registered Agent           [X] Commercial Registered Agent    INCORP SERVICES, INC.
   for Service of                                                Name
   Process                    [ ] Noncommercial Registered Agent      OR   [ ] Office or Position with Entity
   (check only one box)           (name and address below)                     (name and address below)

                                                                                      Nevada
                                  Address                             City                             Zip Code

                                                                                      Nevada
                                  Mailing Address                     City                             Zip Code
                                  (if different from street address)


3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value: 75000000      Par value: $0.0010        without par value: 0
   authorized
   to issue)


4. Names & Addresses,         1. ROMANAS BAGDONAS-SEE ATTACHED
   of Board of                   Name
   Directors/Trustees:           2360 CORPORATE CIRCLE - S         HENDERSON         NV        89074-7722
   (attach additional page       Street Address                      City          State       Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                      City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)          ANY LEGAL PURPOSE

6. Names, Address             INCORP SERVI-SEE ATTACHED                              X INCORP SERVICES, INC.
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    2360 CORPORATE CIRCLE - S            HENDERSON         NV        89074-7722
   if there is more than 1    Address                                City           State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             X INCORP SERVICES, INC.                                          4/11/2012
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
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